UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________________
FORM 8-K
__________________________________
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 29, 2016
 __________________________________
INTERNATIONAL SPEEDWAY
CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
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Florida	000-02384	59-0709342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Daytona Boulevard, Daytona Beach, Florida		32114
(Address of Principal Executive Offices)		(Zip Code)
(386) 254-2700
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure
Section 8 – Other Items

Item 8.01	Other Items
On September 28, 2016, the Company issued a press release which announced that is has amended and restated its $300 million revolving credit facility (the "Facility"). The amendment extends the final maturity of the Facility from November 2017 to September 2021. The Facility can continue to be utilized for general corporate purposes, including external growth opportunities.
The Facility is jointly led by Wells Fargo Securities, LLC (“Wells Fargo”) and Fifth Third Bank (“Fifth Third”). Wells Fargo Bank, N.A. will continue to serve as Administrative Agent and Bank of America, N.A. will serve as Documentation Agent. Wells Fargo and Fifth Third acted as Joint Bookrunners for the Facility, which was syndicated to a select group of lenders including: J.P. Morgan Securities, LLC; SunTrust Robinson Humphrey, Inc.; and U.S. Bank N.A.
The Facility contains representations and affirmative, negative and financial covenants usual and customary for agreements of this type, including among others covenants that place conditions upon the Company’s and certain subsidiaries’ ability to merge or consolidate with other entities, incur indebtedness, incur liens, and sell material parts of its assets, business or property. The Facility includes a financial covenant that the Company shall, as of the last day of each fiscal quarter, maintain a leverage ratio less than or equal to 3.5 to 1.0, and an interest coverage ratio greater than or equal to 2.5 to 1.0. The Facility also contains additional customary events of default, including, without limitation, payment defaults, material inaccuracy of representations or warranties, covenant defaults, certain bankruptcy and insolvency events and change in control. Certain of the Company’s subsidiaries will act as guarantors under the Facility.
The terms on the Facility are comparable to previous terms, including a price grid ranging from LIBOR + 1.00% to LIBOR + 1.625%, depending on the better of the Company’s debt rating as determined by Standard & Poor’s or the Company’s leverage ratio. Fees for the Facility are comparable to the previous Facility. The amended Facility also includes two one-year extension options.
A copy of the Facility and the release are attached as exhibits to this report.
Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Description of Exhibit	Filing Status

1	10.1	Second Amended and Restated Revolving Credit Agreement	Attached herewith
2	(99.1)	Press Release	Attached herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION (Registrant)

September 29, 2016	By:	/s/ Brett M. Scharback
Brett M. Scharback
Vice President - Deputy General Counsel